Hillman Appoints Diane Honda to Board of Directors

Sets Size of Board to Nine Directors, Eight of Which are Independent

CINCINNATI, June 1, 2023 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, announced that Diane Honda has been appointed to its Board of Directors effective May 31, 2023.

Ms. Honda has over 25 years of experience as a C-suite leader and is currently serving as the Chief Administrative Officer for Barracuda Networks, a cybersecurity and data protection company. Prior to joining Barracuda, she held leading technical and business operations roles at Fortune 50 and mid-size public companies. She has years of transformational experience in leadership positions on both corporate and non-profit boards and is currently on the Board of Directors and a member of the Audit Committee of Lucidworks, Inc., a private equity-backed provider of next-generation AI-powered search applications.

Hillman’s Chairman and CEO Doug Cahill commented: “Diane’s extensive technology, business, and legal knowledge, coupled with her expertise in cyber security, make her a great addition to Hillman’s Board. Her expertise will be an asset as we constantly strive for more efficient ways to better serve our customers and enhance our technological capabilities. Our IT systems are critical to managing the complexity of delivering 112,000 SKUs to over 40,000 locations and we look forward to her valued insight as we continue to focus on driving unmatched service for our blue chip customer base.”

Following Ms. Honda’s appointment to fill an existing vacancy on the board, the board also voted to reduce the size of Hillman’s board to nine directors, eight of which are independent. Ms. Honda will serve on the board’s Compensation Committee.

About Hillman
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.

Forward Looking Statements
All statements made in this press release that are considered to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; (10) the impact of COVID-19 on the Company’s business; or (11) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including this Annual Report on Form 10-K filed on February 27, 2023. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.

Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com

Source: Hillman Solutions Corp.

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